    As filed with the Securities and Exchange Commission on November 25, 1996


                                              Registration Statement 333-09407
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           APRIA HEALTHCARE GROUP INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  8090                         33-0488566
(State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)             Classification Code No.)           Identification No.)

                               3560 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 957-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ROBERT S. HOLCOMBE
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           APRIA HEALTHCARE GROUP INC.
                               3560 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 957-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

       WILLIAM G. ADAMS, ESQ.                      ROBERT J. WALDMAN, ESQ.
        KEVIN R. BAKER, ESQ.                        HOWARD I. FLACK, ESQ.
        O'MELVENY & MYERS LLP                      HOGAN & HARTSON L.L.P.
      610 NEWPORT CENTER DRIVE                COLUMBIA SQUARE, 555 13TH ST., NW
NEWPORT BEACH, CALIFORNIA 92660-6429             WASHINGTON, D.C. 20004-1109
           (714) 760-9600                              (202) 637-5600

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

       If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE


=================================================================================================
Title of Each Class          Amount      Proposed Maximum      Proposed Maximum       Amount of
of Securities to be          to be      Offering Price Per    Aggregate Offering     Registration
    Registered             Registered          Share               Price                 Fee
-------------------------------------------------------------------------------------------------

Common Stock, par value        --               --                   --                   --
  $.001 per share(1)

=================================================================================================



(1) The shares of Common Stock and the related Rights under the Registrant's Rights Agreement (which Rights are attached to and tradeable only with the shares of Common Stock) previously registered under this Registration Statement are being deregistered pursuant to the Registrant's undertaking to remove from registration any securities that remain unsold at the termination of the offering.





--------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-09407) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on the 25th day of November, 1996.


                                       APRIA HEALTHCARE GROUP INC.


                                       By: /s/ ROBERT S. HOLCOMBE
                                          -------------------------------
                                               Robert S. Holcombe
                                               Vice President, Secretary
                                               and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement
(No. 333-09407) has been signed below by the following persons in the capacities and on the dates indicated.




             Name                                     Title                             Date
             ----                                     -----                             ----

/s/ JEREMY M. JONES*                          Chairman and                         November 25, 1996
------------------------------------------    Chief Executive Officer
    Jeremy M. Jones


/s/ LAWRENCE H. SMALLEN*                      Chief Financial Officer, Senior      November 25, 1996
------------------------------------------    Vice President, Finance and
    Lawrence H. Smallen                       Treasurer


/s/  DAVID L. GOLDSMITH*                      Director                             November 25, 1996
------------------------------------------
     David L. Goldsmith


/s/  LEONARD GREEN*                           Director                             November 25, 1996
------------------------------------------
     Leonard Green


/s/  TERRY HARTSHORN*                         Director                             November 25, 1996
------------------------------------------
     Terry Hartshorn


/s/  CHARLES D. MARTIN*                       Director                             November 25, 1996
------------------------------------------
     Charles D. Martin


/s/  FREDERICK S. MOSELEY, IV*                Director                             November 25, 1996
------------------------------------------
     Frederick S. Moseley, IV


/s/  VINCENT M. PRAGER*                       Director                             November 25, 1996
------------------------------------------
     Vincent M. Prager


*By: /s/ ROBERT S. HOLCOMBE
------------------------------------------
         Robert S. Holcombe
         Attorney-in-Fact




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